Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES FOURTH QUARTER 2010 RESULTS

February 25, 2011 (The Woodlands, Texas), TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced fourth quarter 2010 results from continuing operations of a net loss of $(0.83) per fully diluted share compared to net earnings of $0.33 per fully diluted share reported in the fourth quarter of 2009. Fourth quarter 2010 results include special charges totaling $109 million of pretax income, or approximately $0.93 per share after tax, related to asset impairments, oil and gas property impairments and other charges as detailed in the Company’s February 11, 2011 press release. Excluding special charges and credits for the respective quarters, fourth quarter 2010 adjusted net income from continuing operations was approximately $0.10 per fully diluted share, after tax, compared to an adjusted $0.15 per fully diluted share in the fourth quarter of 2009. (Adjusted net income per share is a non-GAAP financial measure that is reconciled to the nearest GAAP financial measure in the accompanying table.)

Consolidated revenues for the quarter ended December 31, 2010 were $213.2 million versus $211.7 million in the fourth quarter of 2009. Total gross profit (loss) was $(68.0) million in the fourth quarter of 2010 versus $66.6 million in the fourth quarter of 2009. Income (loss) before discontinued operations was $(62.6) million in the fourth quarter of 2010 versus $25.4 million in the comparable period of 2009. Net income (loss) was $(62.9) million in 2010’s fourth quarter versus $25.8 million in 2009’s fourth quarter.

Consolidated results per share from continuing operations for the fourth quarter of 2010 was net income (loss) of $(0.83) with 75.7 million weighted average diluted common shares outstanding versus $0.33 with 76.4 million weighted average diluted common shares outstanding in the fourth quarter of 2009. As of December 31, 2010, total debt was $305.0 million and cash was $65.4 million.

Divisional pretax earnings (loss) from continuing operations in the fourth quarter of 2010 versus the fourth quarter of 2009 were: Fluids Division – $(2.1) million in 4Q 2010 and $1.6 million in 4Q 2009; Offshore Services – $(25.5) million in 4Q 2010 and $15.8 million in 4Q 2009; Maritech – $(64.5) million in 4Q 2010 and $31.4 million in 4Q 2009; Production Testing – $4.0 million in 4Q 2010 and $1.6 million in 4Q 2009; and, Compressco – $3.3 million in 4Q 2010 and $5.8 million in 4Q 2009.

Financial data for the year 2010, and financial data relating to net income and discontinued operations are available in the accompanying financial tables.

Stuart M. Brightman, President and Chief Executive Officer, stated, “Our financial results for the fourth quarter of 2010 were significantly affected by a number of unusual charges, the material components of which were previously discussed in our February 11, 2011 press release. The largest of these charges related to Maritech and were driven by the reevaluation of Maritech’s asset retirement obligations in light of many factors, including the ‘Idle Iron’ regulations. Excluding the unusual charges, our fourth quarter results reflect favorable trends in our Fluids, Maritech, Production Testing and

Compressco businesses. Despite the fourth quarter operating loss in Offshore Services, we remain confident that the business will improve starting in the second quarter of the current year.

“We are continuing to pursue several long-term strategies for our businesses, one of which is the sale of certain of Maritech’s non-core properties. Earlier this month, Maritech sold a group of those non-core properties that accounted for approximately 11% of its proved reserves.

“Our 2010 year-end net debt position was $239.7 million (net debt is a non-GAAP financial measure that is reconciled to the nearest GAAP financial measure in the accompanying table). We believe that we will see opportunities for growth during 2011, both organically and through acquisitions, and our strong balance sheet and ability to generate free cash flow will give us the financial flexibility to take advantage of those opportunities,” concluded Brightman.

TETRA is a geographically diversified  oil and gas services company focused on completion fluids and other products, production testing, wellhead compression, and selected offshore services including well plugging and abandonment, decommissioning, and diving, with a concentrated domestic exploration and production business.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the expected results of operational business segments for 2011, the potential impact on the Company’s operations of security disruptions in Mexico, projections concerning the Company’s business activities in the Gulf of Mexico, including potential future benefits from increased regulatory oversight of well abandonment and decommissioning activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition to the potential impact of security disruptions in Mexico and permitting delays in the Gulf of Mexico, some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In Thousands)
Revenues
Fluids Division	$72,885	$48,728	$276,337	$225,517
Offshore Division
Offshore Services	48,580	82,015	274,200	353,798
Maritech	55,007	47,100	200,559	177,039
Intersegment eliminations	(11,234)	(5,048)	(62,526)	(45,648)
Offshore Division total	92,353	124,067	412,233	485,189
Production Enhancement Division
Production Testing	28,131	18,289	103,995	77,700
Compressco	20,131	20,872	81,413	90,965
Production Enhancement Division total	48,262	39,161	185,408	168,665
Eliminations and other	(251)	(249)	(1,300)	(494)
Total revenues	213,249	211,707	872,678	878,877

Gross profit
Fluids Division	4,712	7,110	38,984	47,549
Offshore Division
Offshore Services	(20,898)	19,114	21,695	94,488
Maritech	(62,782)	29,317	(65,055)	20,655
Intersegment eliminations	(76)	25	444	571
Offshore Division total	(83,756)	48,456	(42,916)	115,714
Production Enhancement Division
Production Testing	5,868	3,552	22,205	16,868
Compressco	5,989	8,218	28,672	35,985
Production Enhancement Division total	11,857	11,770	50,877	52,853
Eliminations and other	(811)	(771)	(3,238)	(3,019)
Total gross profit (loss)	(67,998)	66,565	43,707	213,097

General and administrative expense	27,794	29,579	100,132	100,832
Operating income (loss)	(95,792)	36,986	(56,425)	112,265
Interest expense, net	4,554	3,233	17,304	12,790
Other expense (income)	2,253	(5,956)	64	(5,895)
*Income (loss) before taxes and discontinued operations (A)	(102,599)	39,709	(73,793)	105,370
Provision (benefit) for income taxes	(39,996)	14,294	(30,468)	36,563
Income (loss) before discontinued operations	(62,603)	25,415	(43,325)	68,807
Income (loss) from discontinued operations, net of taxes (A)	(272)	390	(393)	(3)
Net income (loss)	$(62,875)	$25,805	$(43,718)	$68,804

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
*Income (loss) before taxes and discontinued operations	(In Thousands)
Fluids Division	$(2,140)	$1,622	$15,953	$20,791
Offshore Division
Offshore Services	(25,487)	15,764	4,664	78,394
Maritech	(64,546)	31,415	(69,119)	22,012
Intersegment eliminations	(77)	25	443	647
Offshore Division total	(90,110)	47,204	(64,012)	101,053
Production Enhancement Division
Production Testing	4,025	1,639	15,024	15,704
Compressco	3,296	5,833	17,513	25,549
Production Enhancement Division total	7,321	7,472	32,537	41,253
Corporate overhead (includes interest)	(17,670)	(16,589)	(58,271)	(57,727)
Total	$(102,599)	$39,709	$(73,793)	$105,370

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In Thousands, Except Per Share Amounts)
Basic per share information:
Income (loss) before discontinued operations	$(0.83)	$0.34	$(0.57)	$0.92
Income (loss) from discontinued operations	(0.00)	0.01	(0.01)	(0.00)
Net income (loss)	$(0.83)	$0.35	$(0.58)	$0.92

Weighted average shares outstanding	75,748	75,259	75,539	75,045

Diluted per share information:
Income (loss) before discontinued operations	$(0.83)	$0.33	$(0.57)	$0.91
Income (loss) from discontinued operations	(0.00)	0.01	(0.01)	(0.00)
Net income (loss)	$(0.83)	$0.34	$(0.58)	$0.91

Weighted average shares outstanding	75,748	76,410	75,539	75,722

Depreciation, depletion and amortization (B)	$102,090	$47,995	$236,889	$162,317

(A) Information presented for each period reflects TETRA’s process services and Venezuelan fluids and production testing operations as discontinued operations.
(B) DD&A information for 2010 and 2009 includes asset impairments and oil and gas dry hole costs under successful efforts accounting.

Balance Sheet	December 31, 2010	December 31, 2009
	(In Thousands)
Cash	$65,720	$33,660
Accounts receivable, net	162,405	181,038
Inventories	104,305	122,274
Other current assets	82,508	53,846
PP&E, net	739,870	816,374
Other assets	144,820	140,407
Total assets	$1,299,628	$1,347,599

Current liabilities	$216,832	$242,475
Long-term debt	305,035	310,132
Other long-term liabilities	261,438	218,498
Equity	516,323	576,494
Total liabilities and equity	$1,299,628	$1,347,599

Reconciliation of Non-GAAP Financial Measures

This press release includes the Company’s adjusted net income per share and net debt, which are financial measures not derived in accordance with generally accepted accounting principles, or “GAAP.” The Company has provided the following reconciliations of these non-GAAP financial measures as a supplement to financial results prepared in accordance with GAAP. These reconciliations are not substitutes for financial information prepared in accordance with GAAP, and should be considered within the context of the complete financial results for the given period. Adjusted net income per diluted share is a non-GAAP financial measure that is reconciled to GAAP net income (loss) before discontinued operations for the three- and twelve-month periods ended December 31, 2010 and 2009, in the table below. Management views net debt, a non-GAAP financial measure, as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities. A reconciliation of long-term debt to net debt as of December 31, 2010 and 2009, is provided below.

GAAP Net Income (Loss) Before Discontinued Operations to Non-GAAP Adjusted Net Income Per Diluted Share

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In Thousands, Except Per Share Amounts)

GAAP net income (loss) before
discontinued operations	$(62,603)	$25,415	$(43,325)	$68,807

Non-GAAP adjustments:
Maritech impairments and other charges	80,194	16,280	117,771	35,181
Gain on insurance settlement	(850)	(39,950)	(2,541)	(45,391)
Impairment of long-lived assets	24,185	989	25,093	8,121
Legal settlement	-	-	-	(5,721)
Make-whole payment on senior debt and other	5,001	931	5,001	931
Total pretax non-GAAP adjustments	108,530	(21,750)	145,324	(6,879)
Tax effects of non-GAAP adjustments	(38,465)	7,747	(52,025)	2,570
Non-GAAP adjusted income before
discontinued operations	$7,462	$11,412	$49,974	$64,498

GAAP net income (loss) before discontinued
operations per diluted share	$(0.83)	$0.33	$(0.57)	$0.91

Non-GAAP adjustments:
Maritech impairments and other charges	1.04	0.21	1.53	0.46
Gain on insurance settlement	(0.01)	(0.52)	(0.03)	(0.60)
Impairment of long-lived assets	0.32	0.02	0.33	0.11
Legal settlement	-	-	-	(0.07)
Make-whole payment on senior debt and other	0.07	0.01	0.07	0.01
Tax effects of non-GAAP adjustments	(0.49)	0.10	(0.68)	0.03
Non-GAAP adjusted income before discontinued
operations per diluted share	$0.10	$0.15	$0.65	$0.85

Shares used in calculating diluted earnings
per share	77,054	76,410	76,829	75,722

GAAP Long-Term Debt to Non-GAAP Net Debt

	December 31, 2010	December 31, 2009
	(In Thousands)
Long-term debt	$305,035	$310,132
Less: cash	(65,360)	(33,394)
Net debt	$239,675	$276,738

Contact:
TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

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